                                                                    Exhibit 11.1

Computation of net loss per share and unaudited pro forma net loss per share



                                             Year Ended December 31,           Three Months Ended
                                     ---------------------------------------        March 31,
                                      1996            1997              1998          1999
                                     ---------------------------------------        ---------
                                                                                   (unaudited)
                                               (in thousands, except per share data)

Basic and diluted net loss
 per share:

Net Loss                              $  (657)         $(3,152)       $ (5,115)      $(2,209)
                                      =======          =======        ========       =======

Basic and diluted weighted
 average common shares
 outstanding                           14,184           15,295          15,957        16,143
                                      =======          =======        ========       =======

Basic and diluted net loss
 per share                            $ (0.05)         $ (0.21)       $  (0.32)      $ (0.14)
                                      =======          =======        ========       =======

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

                                                 Year Ended        Three Months Ended
                                              December 31, 1998      March 31, 1999
                                            ----------------------   --------------
                                                                       (unaudited)
                                                (in thousands, except per share data)
Unaudited pro forma basic and diluted
net loss per share:

Net Loss                                          $ (5,115)             $(2,209)
                                                   ========              =======

Unaudited pro forma basic and diluted
 weighted average shares outstanding:

 Shares attributable to common stock                 15,743               16,143

 Shares attributable to the assumed
  conversion of Preferred Stock upon
  closing of an initial public offering               5,385               8,241
                                                   --------             -------

Unaudited pro forma basic and diluted
 weighted average shares outstanding:                21,128              24,384
                                                   ========             =======

Unaudited pro forma basic and diluted
 net loss per share                                $  (0.24)            $ (0.09)
                                                   ========             =======

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